Exhibit 10.1

ENGLISH TRANSLATION | FACTORY LEASE AGREEMENT

FACTORY LEASE AGREEMENT

English Translation

Lessor (Party A): Meiguolong (Shanghai) Commercial Equipment Co., Ltd.

Lessee (Party B): SES (Shanghai) Co., Ltd.

Date of Execution: August 5, 2026

Place of Execution: Jiading District, Shanghai, China

ENGLISH TRANSLATION | FACTORY LEASE AGREEMENT

This Factory Lease Agreement (this “Agreement”) is entered into on August 5, 2026 in Jiading District, Shanghai, China by and between Party A and Party B.

WHEREAS, Party A and Party B entered into a Factory Lease Agreement in August 2021 (the “Original Agreement”), pursuant to which Party B leased from Party A, commencing on September 1, 2021, an area of 6,000 square meters on the first floor of the southern half of Factory Building No. 1 and the other half on the northern side of the factory building with an area of 6,078 square meters (collectively, the “Premises”), within Factory Building No. 1, which has a gross floor area of 12,155.99 square meters and is located on the northern side of the premises at No. 1688 Yecheng Road, Jiading District, Shanghai, as well as an outdoor area of approximately 2,000 square meters located to the north and east of Factory Building No. 1. Upon the expiration of the Original Agreement, the Parties have reached an agreement on the renewal of the lease of the 6,078-square-meter premises in the southern half of Factory Building No. 1 and the approximately 2,000-square-meter outdoor area to the north and east of Factory Building No. 1, as well as the surrender of the 6,000-square-meter area on the first floor of the southern side, and hereby enter into this Agreement

1. Lease of the Factory Premises

1.1 Location

1.1 The leased factory premises are located on the north side of the factory complex at No. 1688 Yecheng Road, Jiading District, Shanghai.

1.2 Special Provisions Regarding the Surrender of the Southern Leased Area and Renewal of the Northern Leased Area upon Expiration of the Original Agreement

1.2 With respect to the 6,000-square-meter area on the first floor of the southern half of Factory Building No. 1, which has a total gross floor area of 12,155.99 square meters and was leased under the Original Agreement, the lease term shall expire on August 31, 2026, and Party B shall not renew the lease.

With respect to the 6,078-square-meter premises in the northern half of Factory Building No. 1 and the 2,300-square-meter outdoor area to the north and east of Factory Building No. 1, the Parties hereby agree to renew the lease for a further term of two (2) years, commencing on September 1, 2026 and expiring on August 31, 2028. The provisions of the Original Agreement concerning the “Description of the Leased Premises and the Structure and Facilities of the Factory Building” shall apply, and any other matters shall be governed by the other provisions of this Agreement.

1.3 Description of Leased Premises and Yard

1.3.1 The real property leased by Party B comprises the 6,078-square-meter northern half of Factory Building No. 1, which is owned by Party A and located at No. 1688 Yecheng Road, Jiading District, Shanghai, with a gross floor area of 12,155.99 square meters (being the gross floor area recorded in Shanghai Real Estate Certificate No. 027417 (2008), Jiading District; see Exhibit 1 to this Agreement for details of the real estate title certificate), together with the approximately 2,300-square-meter outdoor area to the north and east of the factory building.

The northern half of Factory Building No. 1 has an area of 6,078 square meters, extending southward to the central column line of the factory building and including the power distribution room located within the building. The main entrance and guardhouse on Fuhai Road within the factory premises shall be used and managed by Party B free of charge. On or before August 31, 2026, Party B shall vacate and return to Party A the 6,000-square-meter area on the first floor of the southern half of

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Factory Building No. 1, restore it to its original condition, and remove all signage and markings. The main road within the factory premises is a common passageway. Party B shall ensure that it remains safe and unobstructed and shall not place or store any items there that may obstruct or otherwise affect its use by others. The floor plan of the leased factory building and outdoor area is attached hereto as Appendix 2. Party B confirms that, before executing this Agreement, it has measured the leased area and has no objection thereto.

1.3.2 Party A is the owner of the Premises or otherwise has the right to lease them, and has established a lease relationship with Party B. Upon execution of this Agreement, Party A shall deliver to Party B stamped photocopies of the real estate title certificate, the power of attorney and other relevant written documents. Party B shall retain such photocopies after verifying them against the originals and confirming that they are consistent therewith.

1.3.3 Party A warrants that it has the full right to use the Premises and that the Premises are not subject to any seizure or mortgage. Party B shall have the exclusive right to use the Premises throughout the lease term. No third party shall have the right to exercise or claim any ownership right, leasehold right, right of use or any other right that may affect Party B’s lease or use of the Premises.

1.4 Permitted Use

1.4.1 Party B undertakes that the Premises shall be used as Party B’s production and office premises. Party B, or any project company invested in by Party B, shall obtain a business license for the address of the Premises in accordance with the law, pass the required environmental impact assessment, and ensure that its production and business operations are lawful and compliant and meet Shanghai’s environmental protection, fire safety and workplace safety standards. When Party B applies for the relevant certificates, permits or account-opening procedures, Party A shall actively provide assistance, including, without limitation, providing Party B with the relevant supporting documents.

1.4.2 Without Party A’s prior written consent, Party B shall not change the purpose of the lease without authorization or use the Premises for any activities beyond the scope of business registered in its business license. However, if Party B conducts any business that falls outside the scope stated in its business license but is not beyond its actual scope of business, and Party B promptly completes the registration procedures for the corresponding change in its scope of business and is not penalized by the competent authorities as a result, Party B shall not be deemed to have breached this Section 1.4.2.

1.4.3 Without Party A’s prior written consent, Party B shall not sublease or separately lease out all or any part of the Premises. In addition, without Party A’s prior written consent, Party B shall neither assign any of its rights or obligations under this Agreement to any other person nor exchange the Premises with any premises leased by another person.

1.4.4 If Party B’s breach of this Section 1.4 results in penalties imposed by the relevant authorities or infringes upon the lawful rights and interests of any third party, Party B shall bear the corresponding liability. If Party A suffers any losses as a result, Party A shall have the right to seek compensation from Party B and may deduct such losses from the security deposit.

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2. Structure, Facilities and Fit-out

2.1 Structure

2.1 The structure and basic condition of the Premises are set out in the floor plan and the schedule of the current condition of the factory building attached hereto as Exhibit 2.

2.2 Facilities

2.2.1 The premises are equipped with: (1) a municipal water inlet; (2) a drainage connection; (3) a 500 kV high-voltage electricity connection; (4) fire-service piping and fire hydrants around the factory building; and (5) common toilets.

2.2.2 Party B shall be responsible for and bear the cost of connections to the common and supporting facilities. Any capacity expansion for electricity shall be handled in accordance with Section 2.3.6.

2.2.3 Party B shall pay the water and electricity charges incurred in connection with its use of the Premises, public facilities and basic supporting facilities. Such charges shall be calculated based on the readings of the submeters installed by Party A for the area used by Party B and shall be collected and paid by Party A on Party B’s behalf.

2.3 Fit-out and Alterations

2.3.1 Party B shall be responsible for interior fit-out. Subject to structural safety, Party B may alter or partition the interior for production needs after submitting a written plan and obtaining Party A’s written consent. All works shall comply with safety, fire, environmental, health and epidemic-control requirements.

2.3.2 When carrying out alteration, partitioning and renovation works, Party B shall comply with the national and Shanghai laws and regulations concerning construction, fire safety, environmental protection, public health and epidemic prevention. Wastewater generated from Party B’s production and daily operations shall be discharged into the designated sewage pipes. Discharge into stormwater drains is strictly prohibited. If Party B’s renovation or alteration works fail to satisfy fire safety or environmental protection requirements, or if the relevant authorities issue a rectification notice, Party B shall carry out the required rectification until the works pass the applicable fire safety and environmental protection inspections and acceptance procedures. Otherwise, Party A shall have the right to terminate this Agreement with Party B without assuming any liability. If Party B’s renovation, alteration or reconstruction works create safety hazards in the Premises or cause Party A to be penalized by the relevant authorities due to violations of laws or regulations, Party A shall be entitled to require Party B to compensate Party A for the actual losses incurred.

2.3.3 All alteration, partition, fit-out, approval and rectification costs and liabilities shall be borne by Party B. On surrender, Party B shall restore alterations to their original condition except for items Party A agrees in writing may remain or which cannot practically be restored after Party A-approved works. External doors or windows require Party A’s prior written consent.

2.3.4 Before commencing any renovation works, Party B and the renovation contractor engaged by Party B shall enter into a renovation management agreement with Party A to prevent any accidental damage to Party A’s facilities or the surrounding environment during the renovation works. If Party B or its renovation contractor causes any damage to Party A’s facilities or the surrounding environment during such works, Party A shall be entitled to deduct the resulting losses from the security deposit payable under this Agreement. If the security deposit is insufficient to cover Party A’s losses, Party B and the renovation contractor engaged by Party B shall be liable for the shortfall.

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2.3.5 During the lease term, Party B shall have the right to install its company nameplates and signs on the factory building and at its entrance, provided that the proposed installation plan has been approved in writing by Party A before installation. Party B shall, at its own expense, install and maintain such signage or advertisements and obtain insurance for them. Party B shall bear full civil liability for any safety incident arising from the signage or advertisements installed or placed by it. If Party A incurs any loss due to the installation or placement of such signage or advertisements, Party A shall have the right to require Party B to compensate Party A for its actual losses.

2.3.6 If Party B needs increased electricity capacity, Party A shall assist with the application and Party B shall bear all costs.

3. Delivery and Acceptance

3.1 The premises and relevant facilities were delivered to Party B for use on September 1, 2021. The lease under this Agreement shall commence on September 1, 2026. Formal handover under this Agreement does not waive Party A’s responsibility for inherent defects in the premises or related facilities.

4. Lease Term and Renewal

4.1 The Lease Term is two years, from September 1, 2026 to August 31, 2028.

4.2 If Party B wishes to extend the lease term under this Agreement, it shall submit a written renewal request to Party A no later than ninety (90) days before the expiration of the lease term. Subject to Party A’s consent and the Parties reaching agreement on the rent for the renewal term and other relevant matters, the Parties shall enter into a lease renewal agreement. If the Parties fail to reach such an agreement, this Agreement shall automatically terminate upon expiration of the lease term.

5. Rent, Security Deposit and Payment

5.1 Rent

5.1.1 The rent for the 6,078 m² factory building shall be calculated as follows: the daily rent shall be RMB 1.1 per square meter, exclusive of tax, and the annual rent shall be RMB 2,440,317, exclusive of tax (6,078 m² × RMB 1.1/day × 365 days).

5.1.2 The rent for the 2,300 m² outdoor area to the north and east of the factory building shall be calculated as follows: the daily rent shall be RMB 0.3 per square meter, exclusive of tax, and the annual rent shall be RMB 251,850, exclusive of tax (2,300 m² × RMB 0.3/day × 365 days).

5.2 Security Deposit

5.2.1 Within twenty (20) days after the execution of this Agreement and before Party A delivers the Premises to Party B, Party B shall pay Party A a lease security deposit of RMB 1,500,000. If Party B fails to pay the security deposit in full as agreed, Party A shall have the right to terminate this Agreement or postpone delivery of the Premises to Party B without assuming any liability. If Party B commits any breach that causes Party A to incur losses, Party A shall have the right to deduct from the security deposit any amount payable by Party B or apply the security deposit toward compensation for Party A’s resulting losses. If any of the foregoing occurs and the remaining security deposit is insufficient to cover Party A’s actual losses, Party B shall make up the shortfall within ten (10) working days after receiving Party A’s written notice. For each day of delay, Party B

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shall pay Party A liquidated damages for late payment at the rate of 0.5% per day of the outstanding security deposit shortfall.

5.2.2 Upon receipt of the security deposit, Party A shall issue a receipt to Party B. Upon termination of the lease relationship, provided that Party B has no overdue rent, water or electricity charges, or other amounts payable under this Agreement, and has not damaged the leased property or otherwise incurred any outstanding liability for compensation, Party A shall refund the security deposit to Party B in full without interest within ten (10) working days after the Premises returned by Party B have passed Party A’s inspection and all relevant handover procedures have been completed. Party A shall promptly arrange personnel to cooperate in the inspection and handover, which shall be completed no later than fifteen (15) working days after Party B returns the Premises.

5.3 Payment Method

5.3.1 Rent shall be paid in advance before use. Party B shall pay the rent for the initial six (6)-month period on the Delivery Date. Thereafter, rent shall be paid every six (6) months, with each six-month period constituting one rent payment period. Party B shall pay the applicable rent to Party A five (5) days before the commencement of each rent payment period.

5.3.2 If Party B fails to pay the rent and security deposit in accordance with Section 5.1, 5.2 and 5.3, then, for each day of delay, in addition to paying the actual occupancy charges calculated based on the Premises, Party B shall pay Party A liquidated damages at the rate of 0.5% per day of the overdue amount. Party A shall have the right to deduct such liquidated damages from the security deposit. Party B shall remit the rent and security deposit payable to Party A under this Agreement in RMB to Party A’s bank account specified in Exhibit 3.

5.3.3 Water and electricity charges (with sewage discharge charges included in the water charges) shall be payable after use and settled monthly at the rates prescribed by the government. Within five (5) working days after receiving the payment notice issued by Party A, Party B shall remit the water and electricity charges to the account designated by Party A. If Party B fails to pay such charges as agreed herein, then, for each day of delay, in addition to paying the outstanding water and electricity charges, Party B shall pay Party A liquidated damages at the rate of 0.5% per day of the overdue amount. Party A shall have the right to deduct such liquidated damages from the security deposit.

5.3.4 The Parties specifically agree that the rent payable under this Agreement is exclusive of tax, while the water and electricity charges are inclusive of tax (except that the sewage discharge charges are exclusive of tax). If any adjustment to national laws or regulations, relevant normative tax documents, or taxation methods results in a change in the applicable VAT rate or an increase in the amount of tax payable, the amounts of rent, water and electricity charges and other fees payable by Party B to Party A shall remain unchanged; however, any increase in the tax burden resulting from a change in the national tax rate shall be borne by Party B.

5.3.5 Within five days after receiving rent or utilities, Party A shall issue a lawful tax invoice recognized by the tax authority; invoice-related taxes and fees shall be borne by Party B.

6. Maintenance, Fire Safety and Hygiene

6.1.1 During the lease term, Party A shall be responsible for the routine maintenance and upkeep of the factory building in its condition as delivered and shall bear the related costs. Party B shall be responsible for maintaining the internal and external facilities of the factory building within the leased area, the ancillary facilities, and any alteration and renovation works carried out pursuant to Section 2.3, and shall keep them in good condition. If any blockage of the stormwater pipes or

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sewer pipes of the factory building is attributable to Party B, Party B shall be responsible for clearing such blockage.

6.1.2 Unless Party B damages all or any part of the factory building and thereby renders it incapable of serving the lease purpose agreed herein, Party A shall, within fifteen (15) working days after receiving notice from Party B, repair the damage and restore the Premises to a condition suitable for Party B’s normal use. If Party A is unable to complete the repairs within the foregoing period, Party B shall have the right to carry out the repairs itself or appoint another party to do so, provided that the repair plan has been approved in writing by Party A in advance. The costs incurred in connection with such repairs shall be borne by Party A. Party A shall provide Party B with an express approval or rejection of Party B’s proposed repair plan within three (3) working days and shall not reject the plan without justifiable grounds. Alternatively, Party B may carry out the repairs itself or appoint another party to do so, in which case the costs incurred shall be evidenced by third-party contracts, relevant invoices, bank payment records and other supporting documents, shall be borne by Party A, and may be directly set off by Party B against any amounts payable to Party A.

6.1.3 Party B’s own alterations and fit-out are excluded from Section 6.1.2.

6.1.4 If, for reasons not attributable to Party A (including, without limitation, weather conditions, Party B’s fault or construction scheduling), Party A is unable to complete the repairs within fifteen (15) working days, the time limit set forth in the preceding Section 6.1.2 shall not apply. In the event of an emergency repair, Party A shall commence repairs within twenty-four (24) hours; otherwise, Party B shall have the right to carry out the repairs itself or appoint another party to do so. The costs incurred shall be evidenced by third-party contracts or invoices and shall be borne by Party A, and Party B may directly set off such costs against any amounts payable to Party A, except for repairs to water and electrical facilities within the factory building and repairs necessitated by damage caused by Party B.

6.2 Fire Safety and Sanitation within the Leased Area

6.2.1 During the lease term, Party B shall strictly comply with the Fire Protection Regulations of the People’s Republic of China, the Shanghai Fire Protection Regulations, and other applicable laws, regulations and rules; actively cooperate with Party A in fire safety matters; and strictly refrain from using any fire protection facilities for purposes other than those for which they are intended. Party B shall bear all resulting financial and legal liabilities.

6.2.2 Party B shall be fully responsible for fire safety in relation to the leased property in accordance with the applicable requirements of the fire protection authorities. When necessary, Party A shall have the right to inspect and supervise Party B’s fire safety work, and Party B shall provide timely cooperation.

6.2.3 Party B shall ensure safety when using the leased property and shall not store any flammable, explosive, toxic or other hazardous substances within the factory premises. If any accident is caused by Party B’s failure to act in accordance with the applicable rules or by its non-compliant operations, Party B shall bear all resulting losses and legal liabilities or provide full compensation therefor.

6.2.4 Party B shall be responsible for environmental sanitation, cleaning, septic tank clearing, and garbage collection and removal within and outside the leased area of the factory building. Party A shall have the right to supervise and assist Party B in carrying out fire safety, workplace safety, sanitation and other related work.

6.3 Insurance

ENGLISH TRANSLATION | FACTORY LEASE AGREEMENT

During the lease term, Party A shall obtain property insurance and any other necessary insurance for the leased property. Party B shall obtain property insurance and any other necessary insurance for the decorations, fixtures, facilities and equipment added by Party B within the leased property. If either Party fails to obtain the foregoing insurance, all resulting compensation obligations and liabilities shall be borne separately by the Party that failed to obtain such insurance.

7. Confidentiality

Each Party shall keep confidential and proprietary all commercial and technical information obtained from the other Party. During and after the term of this Agreement, neither Party shall disclose any commercial or technical information of the other Party to any third party or use such information for any purpose other than the accurate and lawful exercise of its rights under this Agreement.

8. Force Majeure

If either Party is unable to perform any of its obligations under this Agreement due to an event beyond its reasonable control, including war, major fire, flood, typhoon, earthquake or any other force majeure event, the time for performance of the affected obligations shall be extended by a period equal to the duration of the impact of such event.

The Party unable to perform its obligations shall notify the other Party by telephone, email or fax as soon as practicable after the occurrence of the force majeure event. Within fifteen (15) working days thereafter, the affected Party shall provide the other Party, by registered mail, with supporting documentation issued by the competent authority confirming the occurrence of such event.

If the impact of the force majeure event continues for more than sixty (60) consecutive days, the other Party shall have the right to terminate this Agreement at any time by giving fifteen (15) working days’ prior written notice. In the event of force majeure, both Parties shall use their best efforts and actively cooperate to minimize the resulting losses.

9. Expiration and Termination

9.1 Expiration

9.1.1 If Party B does not renew upon expiry, this Agreement shall terminate automatically.

9.1.2 If Party B does not renew the lease upon expiration of the lease term, Party B shall, on the termination date of this Agreement, return the Premises to Party A in the same intact condition as when they were first leased in 2021, ordinary wear and tear excepted, and shall ensure that the Premises are in good condition and suitable for reletting, subject to Party A’s inspection and acceptance of the Premises. Party B shall simultaneously complete the procedures for deregistering or relocating the business registration associated with the address of the Premises. Before returning the Premises, Party B shall provide Party A with a list of the renovations and alterations that it proposes to remove from the Premises and the furniture and equipment that it proposes to leave therein. The Parties shall jointly discuss and determine whether such facilities shall ultimately be removed or retained. If Party B fails to return the Premises or complete the deregistration or relocation of its business registration within the agreed period, then, for each day of delay, Party B shall pay Party A an occupancy fee equal to twice the daily rent for the Premises. Party B shall also bear all other expenses incurred during its continued occupation of the Premises and shall be liable to compensate Party A for any other losses caused thereby. Party A shall have the right to deduct such liquidated damages from the security deposit paid by Party B.

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9.1.3 If, upon expiration of the lease term or early termination of this Agreement, Party B has not returned the Premises to Party A or has not removed the renovations and facilities from the Premises in accordance with the list referred to in Section 9.1.2, then, upon the expiry of seven (7) days from the expiration of the lease term or the early termination of this Agreement, Party B shall be deemed to have abandoned all movable and immovable property remaining in the Premises, including renovations, furniture and goods. Party A shall have the right to open and replace the locks of the Premises, remove from the Premises all items therein, including furniture, fixtures, equipment and any other items left behind, and repossess the Premises in vacant condition. Party A shall not be liable for any damage or loss suffered by Party B as a result. With respect to any items left by Party B in the Premises, Party A shall have the right to charge Party B storage fees and may sell, transfer, discard or otherwise dispose of such items in any manner Party A deems appropriate. Any proceeds from such disposal shall be applied, where applicable, to compensate Party A for any amounts payable or losses incurred as a result of Party B’s failure to vacate the Premises as agreed herein. Under no circumstances shall Party A be obligated to pay Party B any amount in connection with such items.

9.2 Termination

9.2.1 During the lease term, if either Party decides to terminate this Agreement before the expiration of the lease term, it shall give the other Party at least six (6) months’ prior written notice or pay the other Party a payment in lieu of notice equal to six (6) months’ rent. In addition, the Party initiating the early termination shall pay the other Party liquidated damages equal to six (6) months’ rent.If Party A elects to pay the payment in lieu of notice under this Section 9.2.1 instead of giving six (6) months’ prior written notice, Party A shall refund the security deposit and any rent already received for the period during which Party B has not actually used the Premises. If Party B elects to pay the payment in lieu of notice under this Section 9.2.1 instead of giving six (6) months’ prior written notice, Party B may apply the security deposit and any rent already paid for the period during which it has not actually used the Premises toward such payment in lieu of notice. The early termination provisions of this Section shall not relieve Party B of its obligation to restore the leased Premises to their original condition.

9.2.2 If Party B terminates this Agreement early for reasons attributable to Party B, Party A shall not be liable to compensate or reimburse Party B for the value of any renovations or fit-out works. If Party B fails to perform its obligations under Section 9.2.1, Party A shall have the right to apply the security deposit and/or the value of Party B’s renovations and fit-out works toward any outstanding rent, payment in lieu of notice, liquidated damages or other losses. Party A shall also have a lien over Party B’s equipment and other assets located in the leased Premises.

9.2.3 The Parties agree that this Agreement shall terminate upon the occurrence of any of the following circumstances. Party A shall refund to Party B the security deposit and any rent paid for the unused lease period, and neither Party shall be liable to the other: (1) The land-use right relating to the land occupied by the Premises is lawfully recovered before the expiration of its term; (2) The Premises are lawfully expropriated for reasons of public interest or urban development; or (3) The Premises are destroyed or severely damaged for reasons not attributable to either Party, rendering them unusable and incapable of being repaired within ninety (90) days. In the circumstances described in Items (1) and (2) above, Party B shall be entitled to compensation for additions, renovations, alterations and facilities, as well as compensation for suspension of production or business operations and relocation and resettlement expenses. The specific amount shall be determined based on the amount to which Party B is entitled under the government’s demolition appraisal

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report and demolition compensation agreement, or based on an amount separately negotiated and agreed between Party B and the relevant government authority.

9.2.4 Upon the occurrence of any of the following circumstances, either Party shall have the right to terminate this Agreement immediately by giving written notice to the other Party, unless otherwise expressly provided herein: (1) Either Party materially breaches any provision of this Agreement and fails to rectify such breach within thirty (30) days after receiving notice from the other Party; or (2) Either Party enters into bankruptcy, liquidation, dissolution or any similar proceedings.

9.2.5 If Party B engages in any of the following conduct, Party A shall have the right to unilaterally terminate this Agreement and require Party B to bear liability for breach:

1)	Party B fails to pay rent for thirty (30) days after the due date;
2)	Party B fails to pay water or electricity charges for thirty (30) days after the due date;
3)	Party B fails to replenish the security deposit for thirty (30) days after the due date;
4)	Without Party A’s prior written consent, Party B subleases or separately leases all or any part of the leased property to any third party;
5)	Without Party A’s prior written consent, Party B adds to or alters the main structural elements of the factory building without authorization;
6)	Party B fails to use the Premises for the purpose agreed in Section 1.3 of this Agreement;
7)	Party B engages in illegal or criminal activities; or
8)	Party B enters into liquidation or bankruptcy.

9.2.6 If Party A engages in any of the following conduct, Party B shall have the right to unilaterally terminate this Agreement and require Party A to bear liability for breach:

1)

When executing this Agreement, Party A makes any false statement or conceals any material fact, or fails to truthfully disclose to Party B any potential defect in title to the Premises that may affect Party B’s decision to enter into this Agreement;

2)

During the lease term, the factory premises are seized or sealed by the authorities for reasons attributable to Party A, and Party A fails to properly resolve the matter within a reasonable period after being requested to do so by Party B;

3)

Party A delays delivery of the Premises for more than fifteen (15) days and, after being requested by Party B to make delivery, still fails to deliver the Premises in an acceptable condition within a further fifteen (15) days; or

4)

Party A fails to timely perform its repair and maintenance obligations under this Agreement, resulting in damage to or destruction of the factory building and thereby preventing Party B from achieving the intended purpose of leasing and using the Premises.

10. Liability for Breach

10.1 During the lease term, if Party A fails to timely perform its repair and maintenance obligations under this Agreement, resulting in damage to or destruction of the factory building or causing property loss or personal injury to Party B and/or any third party, Party A shall be liable for compensation.

10.2 If Party A unilaterally exercises its right to terminate this Agreement due to Party B’s fault or breach of this Agreement, the lease security deposit paid by Party B before termination shall not be refunded. In addition, Party A may require Party B to pay liquidated damages equal to six (6) months’ rent and shall not be liable to compensate Party B for the value of any renovations or fit-out

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works. Party A shall also retain the right to seek compensation from Party B, in accordance with the other provisions of this Agreement and/or applicable law, for any losses suffered by Party A as a result of Party B’s breach before termination of this Agreement.

10.3 If Party B unilaterally exercises its right to terminate this Agreement due to Party A’s fault or breach of this Agreement, Party A shall refund to Party B all rent paid but attributable to the period during which Party B did not actually use the Premises, together with the lease security deposit. In addition, Party B may require Party A to pay liquidated damages equal to six (6) months’ rent. Party B shall also retain the right to seek compensation from Party A, in accordance with the other provisions of this Agreement and/or applicable law, for any losses suffered by Party B as a result of Party A’s breach before termination of this Agreement.

10.4 If Party B renovates the Premises or adds ancillary facilities without Party A’s prior written consent, or carries out such works beyond the scope or requirements approved by Party A in writing, Party A shall have the right to require Party B to restore the Premises to their original condition and compensate Party A for any resulting losses.

10.5 Unless otherwise provided in this Agreement, if either Party fails to perform any or all of its obligations hereunder, it shall compensate the other Party for the actual losses caused thereby. If the breach is attributable to the fault of both Parties, each Party shall bear liability in proportion to its degree of fault.

10.6 The Parties agree that, if Party B fails to pay rent or water and electricity charges, or fails to replenish the security deposit when due, as specified in Items (1), (2) and (3) of Section 9.2.5, Party A shall have the right to suspend the water and electricity supply to Party B until Party B has paid all relevant outstanding amounts.

11. Miscellaneous

11.1 During the lease term, Party B shall, at its own expense, maintain, repair, upgrade, replace and clean the equipment and facilities installed by Party B within the Premises and shall bear all costs arising therefrom.

11.2 Party B shall independently complete all applications and approval procedures required by the state in connection with its business operations, design and renovation works, including those relating to planning, environmental protection, sanitation, water, electricity, gas, communications and fire safety, and shall bear all related costs arising from such approvals. If Party B needs to modify any fire protection facilities installed by Party A, it must first obtain Party A’s written consent, and all costs incurred shall be borne by Party B.

11.3 Party B’s business operations shall not adversely affect neighboring properties or relationships. If Party B’s business operations violate any applicable law, regulation or requirement of a competent government authority, or cause harm to Party A or any third party, Party A shall have the right to require Party B to rectify the matter, carry out repairs or cease operations. Party B shall bear all losses arising therefrom, including any penalties imposed by government authorities in connection with Party B’s conduct. If Party B fails to complete the required rectification or repairs within the reasonable period specified by Party A, Party A shall have the right to carry them out on Party B’s behalf, and Party B shall bear all associated costs.

11.4 During the performance of this Agreement, Party B shall independently bear all debts and other civil liabilities owed or incurred toward third parties in connection with its business operations. If Party A suffers any financial loss as a result, Party B shall indemnify Party A for such loss.

ENGLISH TRANSLATION | FACTORY LEASE AGREEMENT

11.5 Any notice or communication between the Parties under this Agreement shall be made in writing and sent to the contact address specified in Appendix 4 hereto or transmitted by fax. If either Party’s contact details change, that Party shall promptly notify the other Party in writing and specify its new contact details in such notice.

11.6 Any notice or communication shall be deemed received: if delivered by hand, upon delivery; if sent by fax, upon transmission, subject to subsequent written confirmation from the recipient; if sent by domestic or international courier service or mail, on the third day after dispatch; and if sent by registered mail, on the fifth day after dispatch.

11.7 After Party B has taken possession of the Premises, any notice addressed to Party B as the recipient and left outside the Premises shall be deemed to have been duly delivered to Party B and received by Party B on the next working day.

12. Special Agreements

12.1 During the lease term, if the temporary structures to the south of the Premises and the shed to the north thereof are demolished as part of a government demolition program, Party B shall cooperate unconditionally and shall not be entitled to any compensation.

12.2 Party A has received from Party B a security deposit of RMB 3,873,442 under the Original Lease Agreement, of which RMB 1,500,000 shall continue to be retained as the lease security deposit under this Agreement. The remaining RMB 2,373,442 shall, in accordance with Sections 5.3.2 and 9.1.2 of the Original Agreement, be refunded to Party B in full without interest within ten (10) working days after Party B has returned to Party A the 6,000-square-meter area on the first floor of the southern half of Factory Building No. 1, restored it to its original condition, removed all signage and markings, passed Party A’s inspection and acceptance, and completed all relevant handover procedures.

13. Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China. Any dispute arising out of or in connection with this Agreement shall be resolved through consultation between the Parties. If such consultation fails, either Party may bring an action before the competent People’s Court at the location of the leased property. The losing Party shall bear all expenses incurred in connection with the proceedings, including, without limitation, reasonable attorneys’ fees, court fees, preservation costs, transportation expenses and accommodation expenses.

14. Effectiveness and Undertakings

14.1 Any amendment or modification to this Agreement or any of its appendices shall become effective only after the Parties have entered into a written agreement executed by their respective legal representatives or authorized representatives and affixed with their official company seals or Agreement seals.

14.2 Each appendix to this Agreement constitutes an integral and inseparable part of this Agreement and shall have the same legal effect as this Agreement. In the event of any inconsistency or conflict between this Agreement and any appendix or attached page hereto, the provisions of such appendix or attached page shall prevail.

ENGLISH TRANSLATION | FACTORY LEASE AGREEMENT

14.3 If any provision of this Agreement is invalid, the validity of the remaining provisions shall not be affected. The Parties shall consult with each other and agree upon a new provision that is permitted under PRC law and that most closely reflects the original purpose of the relevant provision. Any matter not addressed herein shall be resolved by the Parties through consultation in accordance with the relevant laws of the People’s Republic of China.

14.4 Party B shall have the right to establish a subsidiary or affiliate and use the Premises as the registered address of such subsidiary or affiliate. In such event, the subsidiary or affiliate shall automatically join this Agreement as an affiliate of Party B and shall jointly with Party B enjoy and assume the rights and obligations originally attributable to Party B hereunder. Party A shall cooperate with Party B in completing the registration of such subsidiary or any subsequent change of Party B’s registered address to the address of the Premises, including, without limitation, executing a simplified lease agreement with Party B or its subsidiary for business registration purposes.

15. Sale and Mortgage

15.1 Party A hereby informs Party B that the Premises are not currently subject to any mortgage. If any mortgage is created over the Premises during the lease term, Party A shall immediately notify Party B in writing. Party A undertakes that, if enforcement of such mortgage under any circumstances prevents Party B from continuing to lease the Premises on the same terms and conditions set forth in this Agreement, Party B shall have the right to hold Party A liable for breach in accordance with Section 9.2.1 of this Agreement.

15.2 The Parties specifically and expressly agree that, during the lease term, Party A shall have the unrestricted right, at its sole discretion, to sell or mortgage the Premises and to agree with any third-party purchaser or mortgagee to dispose of the Premises by discounted sale, sale by private agreement or otherwise. Party B hereby expressly undertakes that it irrevocably and unconditionally waives any right of first refusal in connection with Party A’s sale, mortgage or other disposal of the Premises in the manner described above. However, Party A shall give Party B at least one (1) month’s prior written notice before selling or mortgaging the Premises.

16. Other

16.1 This Agreement is executed in six originals, three held by each Party.

16.2 This Agreement becomes effective when signed and sealed by the legal representatives or authorized representatives of both Parties.

ENGLISH TRANSLATION | FACTORY LEASE AGREEMENT

SIGNATURE PAGE

Party A (Seal): Meiguolong (Shanghai) Commercial Equipment Co., Ltd.

Representative: [signature shown in Chinese original]

Date: August 5, 2026

Party B (Seal): SES (Shanghai) Co., Ltd.

Representative: [signature shown in Chinese original]

Date: August 5, 2026

ENGLISH TRANSLATION | FACTORY LEASE AGREEMENT

EXHIBITS

Exhibit 1 - Shanghai Real Estate Registration Information / Certificate

The Chinese original contains Shanghai real estate registration information and a Shanghai Certificate of Real Estate Ownership for the property at No. 1688 Yecheng Road, Jiading District, Shanghai. Registered owner: Meiguolong (Shanghai) Commercial Equipment Co., Ltd. Certificate No.: Hu Fang Di Jia Zi (2008) No. 027417. The registration records include Building No. 1 (12,155.99 m²), Building No. 2 (5,733.14 m²), Building No. 3 (15,188.45 m²), and Building No. 5 (525.31 m²), together with land-use and historical mortgage-cancellation information. See the executed Chinese original for the official certificates, seals, barcodes and complete registration entries.

Exhibit 2 - Floor Plan and Building Condition Schedule

The Chinese original contains the plan identifying the renewed northern half of Building No. 1 (6,078 m²), the southern first-floor area to be surrendered (6,000 m²), and the approximately 2,300 m² yard area to the north and east, together with building/facility condition schedules. The official drawing, measurements, boundaries and legends are as shown in the executed Chinese original.

Exhibit 3 - Party A Bank Account

Rent, the Security Deposit, utilities and other amounts shall be paid in RMB to the bank account designated by Party A in Exhibit 3 of the executed Chinese original. For security and payment verification, the account name, bank, branch and account number must be checked directly against the executed Chinese original before remittance.

Exhibit 4 - Notice and Contact Details

The Parties’ addresses, contacts, telephone numbers, fax numbers and other notice details are as set out in Exhibit 4 of the executed Chinese original. Each Party shall use those details, as updated by written notice, for notices under Section 11.